REGISTERED

REGISTERED PPN: 838515 H#4
SOUTH JERSEY GAS COMPANY
MEDIUM TERM NOTE, SERIES D, 2013, TRANCHE B

NOTE NO.: NB2013-[__]

ORIGINAL ISSUE DATE: JANUARY 30, 2014

PRINCIPAL AMOUNT: $[__________]

INTEREST RATE: 4.23%

STATED MATURITY DATE: JANUARY 30, 2030

REDEMPTION TERMS, IF ANY: As described below.

OTHER TERMS: As described below.

SOUTH JERSEY GAS COMPANY, a corporation of the state of New Jersey (the “Company”), for value received hereby promises to pay to [________________] or its registered assigns, the principal sum of [____________] DOLLARS on the Maturity Date set forth above, and to pay interest thereon from the Original Issue Date set forth above or from the most recent date to which interest has been paid or duly provided for, semiannually in arrears on January 30 and July 30 in each year (each, an “Interest Payment Date”), commencing July 30, 2014, at the per annum Interest Rate set forth above, until the principal hereof is paid or made available for payment. No interest shall accrue on or after the Maturity Date so long as the principal amount of this Note is paid in full on the Maturity Date. The interest so payable and punctually paid or duly provided for on any such Interest Payment Date will, as provided in the Indenture (as defined on the reverse hereof), be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15, as the case may be, next preceding such Interest Payment Date; provided that interest payable on the Maturity Date set forth above or, if applicable, upon redemption or acceleration, shall be payable to the Person to whom principal shall be payable.
Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Noteholders not more than 15 days nor less than 10 days prior to such Special Record Date. Principal, applicable premium and interest due at the maturity of this Note shall be payable in immediately available funds in accordance with the terms of the Note Purchase Agreement (as defined on the reverse hereof). Interest on this Note (other than interest payable at maturity) shall be paid by wire transfer payable in immediately available funds to the Holder as its name appears on the register as of the close of business on the Regular Record Date to a bank located within the continental United States designated by such Holder in its request or by direct deposit into the account of such Holder designated by such Holder in its request if such account is maintained with the Trustee or any paying agent.
REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH IN FULL ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof directly or through an Authenticating Agent by manual signature of an authorized officer, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

SOUTH JERSEY GAS COMPANY

By: _________________________
Stephen H. Clark
Chief Financial Officer & Treasurer

Attest:__________________________
Gina Merritt-Epps
General Counsel and Corporate Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This Note is one of the Notes of the series herein designated, described or provided for in the within‑mentioned Indenture.

THE BANK OF NEW YORK MELLON,
as Trustee

Dated: January 30, 2014

By: __________________________________    Authorized Officer

[FORM OF REVERSE OF NOTE]
SOUTH JERSEY GAS COMPANY MEDIUM TERM NOTES, SERIES D, 2013, TRANCHE B
This Note is one of a duly authorized issue of Medium Term Notes, Series D, 2013 (the “Notes of this Series”) of the Company issued and to be issued under an Indenture dated as of October 1, 1998 between the Company and The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor Trustee under the Indenture) and indentures supplemental thereto (collectively, the “Indenture”) and pursuant to that certain Note Purchase Agreement dated as of November 21, 2013 among the Company and the purchasers listed therein amended (the “Note Purchase Agreement”). Under the Indenture, one or more series of notes may be issued and, as used herein, the term “Notes” refers to the Notes of this Series and any other outstanding series of Notes. Reference is hereby made to the Indenture for a more complete statement of the respective rights, limitations of rights, duties and immunities under the Indenture of the Company, the Trustee and the Noteholders and of the terms upon which the Notes are and are to be authenticated and delivered. Reference is also hereby made to the Note Purchase Agreement for certain rights and obligations of the Holder and the Company referred to in this Note as more fully set forth in the Note Purchase Agreement, the relevant provisions of which are incorporated by reference herein. The Notes of this Series are limited in aggregate principal amount to $80,000,000, of which up to $50,000,000 aggregate principal amount are designated Medium Term Notes, Series D, 2013, Tranche A, and up to $30,000,000 aggregate principal amount are designated Medium Term Notes, Series D, 2013, Tranche B (“Tranche B Notes”). This Note is a Tranche B Note.
Prior to the Substitution Date (as hereinafter defined), the Notes will be secured by first mortgage bonds (the “Pledged First Mortgage Bonds”) delivered by the Company to the Trustee for the benefit of the Holders of the Notes, issued under the Indenture of First Mortgage, dated October 1, 1947 from the Company to The Bank of New York Mellon, as successor trustee to Guarantee Bank and Trust Company (“Mortgage Trustee”), as supplemented and amended (the “Mortgage”). Reference is made to the Mortgage and the Indenture for a description of the rights of the Trustee as holder of the Pledged First Mortgage Bonds, the property mortgaged and pledged under the Mortgage, the rights of the Company and of the Mortgage Trustee in respect thereof, the duties and immunities of the Mortgage Trustee, the terms and conditions upon which the Pledged First Mortgage Bonds are secured and the circumstances under which additional first mortgage bonds may be issued.
FROM AND AFTER SUCH TIME AS ALL FIRST MORTGAGE BONDS (OTHER THAN PLEDGED FIRST MORTGAGE BONDS) ISSUED UNDER THE MORTGAGE HAVE BEEN RETIRED THROUGH PAYMENT, REDEMPTION OR OTHERWISE (INCLUDING THOSE

FIRST MORTGAGE BONDS THE PAYMENT FOR WHICH HAS BEEN PROVIDED FOR IN ACCORDANCE WITH THE MORTGAGE) AT, BEFORE OR AFTER THE MATURITY THEREOF (THE “SUBSTITUTION DATE”), THE PLEDGED FIRST MORTGAGE BONDS SHALL CEASE TO SECURE THE NOTES IN ANY MANNER, AND THE NOTES OF THIS SERIES WILL BE SECURED BY FIRST MORTGAGE BONDS ISSUED UNDER AN INDENTURE OTHER THAN THE MORTGAGE IN ACCORDANCE WITH THE TERMS OF THE NOTE PURCHASE AGREEMENT. IN CERTAIN CIRCUMSTANCES PRIOR TO THE SUBSTITUTION DATE AS PROVIDED IN THE INDENTURE, THE COMPANY IS PERMITTED TO REDUCE THE AGGREGATE PRINCIPAL AMOUNT OF A SERIES OF PLEDGED FIRST MORTGAGE BONDS HELD BY THE TRUSTEE, BUT IN NO EVENT PRIOR TO THE SUBSTITUTION DATE TO AN AMOUNT LESS THAN THE AGGREGATE OUTSTANDING PRINCIPAL AMOUNT OF THE RELATED SERIES OF NOTES INITIALLY ISSUED CONTEMPORANEOUSLY WITH SUCH PLEDGED FIRST MORTGAGE BONDS.
The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default, as defined in the Note Purchase Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
Interest payments for this Note shall be computed and paid on the basis of a 360‑day year of twelve 30‑day months. Anything in the Note Purchase Agreement or the Indenture to the contrary notwithstanding (but without limiting the requirement in Section 8.4 of the Note Purchase Agreement that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on this Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of this Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Notes of this Series (except for certain obligations as specifically set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, as certified by an independent public accounting firm of national reputation in a written certification delivered to the Trustee, to pay at maturity or the applicable redemption date (provided that notice of redemption shall have been duly given or irrevocable provision satisfactory to the Trustee shall have been duly made for the giving of any notice of redemption) all outstanding Notes of this Series, including principal and any premium and interest due or to become due to such date of maturity, as the case may be.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes affected by such amendment or modifications. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor in lieu thereof whether or not notation of such consent or waiver is made upon the Note.
If any Default or Event of Default has occurred and is continuing, and irrespective of whether this Note has become or has been declared immediately due and payable under the Note Purchase Agreement, the Holder of this Note at the time outstanding may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in the Note Purchase Agreement or in this Note, or for an injunction against a violation of any of the terms thereof or hereof, or in aid of the exercise of any power granted thereby or hereby or by law or otherwise.
No reference herein to the Indenture and to provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note as prescribed herein or in the Indenture.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note register. Upon surrender of this Note for registration or transfer at the corporate trust office of the Trustee or such other office or agency as may be designated by the Company in the city and state of New York, endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note registrar, duly executed by the Holder hereof or the attorney in fact of such Holder duly authorized in writing, one or more new Notes of like tenor and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

The Notes of this Series are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
All capitalized terms used but not otherwise defined in this Note shall have the respective meanings assigned to them in the Indenture; provided, however, that the terms “Default” and “Event of Default” shall have the meanings assigned to them in the Note Purchase Agreement.
ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common UNIF GIFT MIN ACT - ________________ Custodian ________________ (Cust) (Minor) TEN ENT - as tenants by the entireties Under Uniform Gifts to Minors JT TEN - as joint tenants with right of survivorship and not as tenants in common.
Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE ___________________________________________.
Please print or type name and address including postal zip code of assignee the within note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said note on the books of the Company, with full power of substitution in the premises.

Dated:_____________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.